EXHIBIT (8)(b)(4)
Amendment No. 10 to Participation Agreement (AllianceBernstein)

[Insurance]
[Participation Agmt]
AMENDMENT NO. 10 TO PARTICIPATION AGREEMENT
BETWEEN ALLIANCEBERNSTEIN L.P., ALLIANCEBERNSTEIN INVESTMENTS,
INC. AND ML LIFE INSURANCE COMPANY OF NEW YORK
     THIS AMENDMENT, effective as of May 1, 2007, by and among AllianceBernstein L.P. (formerly Alliance Capital Management L.P.), a Delaware limited partnership (the “Adviser”), AllianceBernstein Investments, Inc. (formerly AllianceBernstein Investment Research and Management, Inc.), a Delaware corporation (the “Underwriter”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”);
WITNESSETH:
     WHEREAS, the Adviser, the Underwriter and the Company heretofore entered into a Participation Agreement dated December 12, 1996, as amended (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and
     WHEREAS, the Adviser, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.
     NOW, THEREFORE, in consideration of the above premises, the Adviser, the Underwriter and the Company hereby agree:
1.	Amendment.
a.	Schedule A to the Agreement is amended in its entirety and is replaced by the Schedule A attached hereto;

b.	Section 9. Notices. of the Agreement is hereby amended as follows:

If to the Company:	Barry G. Skolnick, Esquire
Senior Vice President & General Counsel
1700 Merrill Lynch Drive, 3rd Floor
Pennington, New Jersey 08534
2.	Effectiveness. The Amendment to the Agreement shall be effective as of the date first above written.

3.	Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.
(Signatures located on following page)

     IN WITNESS WHEREOF, the Adviser, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

ALLIANCEBERNSTEIN L.P.		ML LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Marc O. Mayer	By:	/s/ Kirsty Lieberman

Name:	Marc O. Mayer	Name:	Kirsty Lieberman
Title:	Exec. VP	Title:	Vice President & Senior Counsel
Date:		Date:	4/3/07

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Stephen Scanlon

Name:	Stephen Scanlon
Title:	Sr. VP
Date:

Schedule A
FUNDS AVAILABLE UNDER THE CONTRACTS
AllianceBernstein Variable Products Series Fund, Inc.
AllianceBernstein VPS Growth and Income Portfolio
AllianceBernstein VPS Premier Growth Portfolio
AllianceBernstein VPS Technology Portfolio
AllianceBernstein VPS Small Cap Value Portfolio
AllianceBernstein VPS Value Portfolio
AllianceBernstein VPS International Value Portfolio
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ML of New York Variable Annuity Separate Account A
ML of New York Variable Life Separate Account
ML of New York Variable Life Separate Account II
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Merrill Lynch Retirement Plus
Forms MLNY-VA-001 and ML-VA-002
Merrill Lynch Retirement Power
Form MLNY-VA-003
Merrill Lynch Retirement Optimizer
Form MLNY-VA-004
Merrill Lynch Legacy Power
Form MSPOO
Merrill Lynch Investor ChoiceSM Annuity
MLNY-VA-010
Merrill Lynch Prime Plans, I, II, II, IV, V, VI, 7
Merrill Lynch Prime Plan Investor
Merrill Lynch Investor Life
Merrill Lynch Investor Life Plus
Merrill Lynch Estate Investor I
Merrill Lynch Estate Investor II
Directed Life, Directed Life 2
As of May 1, 2007